SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 4, 2005

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Main Street
Moorefield, West Virginia 26836

(Address of Principal Executive Offices)

(304) 530-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

ITEM 1.01. Entry Into A Material Definitive Agreement

          On March 4, 2005, Summit Financial Group, Inc. (“Summit”) entered into an Employment Agreement and a new Change in Control Agreement with H. Charles Maddy, III, Chief Executive Officer of Summit. The Change in Control Agreement supersedes Mr. Maddy’s Change in Control Agreement dated as of January 26, 1996.

     A. Employment Agreement

          The term of the Employee Agreement is three years, commencing on March 4, 2005, and ending on March 4, 2008. Under the terms of the Employment Agreement, Summit will review the Employment Agreement annually and may, with the approval of Mr. Maddy, extend the term of the Employment Agreement annually for additional one year periods (so that the actual term of the Employment Agreement will always be between two and three years).

          Under the Employment Agreement, Mr. Maddy will receive a base salary of $350,000 per year (the “Base Salary”). Mr. Maddy is also entitled to receive incentive pay in accordance with bonus plans adopted by Summit’s Board of Directors, fringe benefits, club and organization memberships and dues, and reimbursement for business expenses.

          The Employment Agreement may be terminated based on one of the following:

•	By mutual agreement of the parties

•	Upon the death of Mr. Maddy

•	Upon the disability of Mr. Maddy

•	By Summit, for cause (as defined in the Employment Agreement)

•	Upon a Change of Control (as provided in the Change in Control Agreement)

•	By Mr. Maddy, upon material breach by Summit

•	By Mr. Maddy, based on insolvency not attributable to Mr. Maddy

          Under the Employment Agreement, Mr. Maddy is entitled to certain termination payments. If Mr. Maddy is terminated by mutual agreement, then he is entitled to receive a termination payment equal to an amount agreed to by the parties. If Mr. Maddy is terminated for cause based generally on his gross negligence, then Mr. Maddy will not receive a termination payment. In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

          If Mr. Maddy is terminated for cause based on his negligence, malfeasance, or misfeasance, then Mr. Maddy is entitled to receive his Base Salary without offset for compensation already paid prior to the effective date of termination. If Mr. Maddy is terminated for death or disability, Mr. Maddy is entitled to three times his Base Salary. If Mr. Maddy terminates his employment based on a material breach by Summit, then Mr. Maddy is entitled to an amount equal to two times his Base Salary in effect for the year in which termination occurs without offset for compensation already paid prior to the effective date of termination. If Mr. Maddy voluntarily terminates, and there is no material breach by Summit, then Mr. Maddy does not receive a termination payment. In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

          If Mr. Maddy’s employment is terminated pursuant to the provisions of the Change in Control Agreement, then Mr. Maddy would be entitled to the compensation set forth in the Change in Control Agreement as described in (B) below.

          Under the Employment Agreement, for a period of two years after Mr. Maddy’s employment with Summit is terminated for any reason (other than for cause based on negligence, malfeasance or misfeasance, insolvency of Summit not attributable to Mr. Maddy, or material breach by Summit), Mr. Maddy agrees not to engage directly or indirectly in the business of banking in the entire State of West Virginia, in any county or location in which Summit has operating offices at the time of termination, in certain designated locations in Virginia, or in any location identified by Summit in its three-year strategic plan as a location for future expansion (the “Restricted Area”).

          For a period of one year after Mr. Maddy’s employment with Summit is terminated for cause arising from negligence, malfeasance or misfeasance, Mr. Maddy agrees not to engage, directly or indirectly, in the business of banking in the Restricted Area.

     B. Change In Control Agreement

          Under the Change in Control Agreement, after a Change of Control (as defined by the Change in Control Agreement), Mr. Maddy is required to work for the acquiring company for a period of one year in order to facilitate management continuity and to promote an orderly transition of ownership (the “Transition Period”). Upon expiration of this Transition Period, Mr. Maddy is entitled to receive a payment equal to three times the greater of (a) his Salary (as defined in the Agreement) in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

          Under the Change in Control Agreement, Mr. Maddy has the option to terminate within six months of a Change of Control. In this case, Mr. Maddy would be entitled to a lump sum payment equal to seventy-five percent (75%) of the greater of (a) his Salary in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

          If Mr. Maddy terminates his employment after the first six months following the Change of Control, but before completion of the Transition Period, Mr. Maddy is not entitled to a severance payment under the Change in Control Agreement.

          If Mr. Maddy terminates for Good Reason (as defined in the Change in Control Agreement) or is terminated under circumstances constituting Wrongful Termination (as defined in the Change in Control Agreement), then Mr. Maddy would be entitled to a payment equal to three times the greater of (a) his Salary in effect immediately prior to the date of consummation of a Change in

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Control or (b) his Salary in effect on the date of termination of his Employment Agreement under the Change in Control Agreement. If Mr. Maddy is terminated as a result of disability or death, Mr. Maddy would receive three times his Salary in effect immediately prior to the date of consummation of a Change in Control or in effect on the date of termination of his employment.

          Under the Change in Control Agreement, Mr. Maddy agrees not to engage, directly or indirectly, in the business of banking in the Restricted Area for a period of three years after expiration of the Transition Period. If Mr. Maddy’s employment with Summit is terminated for any reason other than Mr. Maddy’s disability, retirement, Good Reason, or termination at Mr. Maddy’s option, Mr. Maddy agrees that for a period of one year, he will not, directly or indirectly, engage in the business of banking in the Restricted Area.

          A copy of the Employment Agreement and the Change in Control Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference as though fully set forth herein. The foregoing summary description of the Employment Agreement and the Change in Control Agreement are not intended to be complete and are qualified in their entirety by the complete text of the Agreement.

     C. Board Attendance And Compensation Policy

          On March 4, 2005, the Company adopted changes to its Board Attendance and Compensation Policy (the “Policy”). The material changes included an increase in the fees paid to members of the Nominating and Compensation Committees from $150 per meeting to $750.00 per meeting and the adoption of new asset size thresholds for purposes of determining the fees payable to Summit’s subsidiary Board members . The Policy now provides:

     Retainer Fees for Subsidiary Board Members

     Members of the board of directors of the subsidiaries of Summit Financial Group, Inc. (“Summit”) will be paid retainer fees based on the asset size for each bank as of December 31st of the prior year, as follows:

Asset Size of Bank	Annual Retainer	Fee Per Meeting
Up to $50 Million	$1,000	$125 per meeting attended
$51 Million -$100 Million	$2,000	$125 per meeting attended
$101 Million - $199 Million	$3,000	$125 per meeting attended
$200 Million and Over	$4,000	$125 per meeting attended

     In addition to the above retainer fees and fees per board meeting attended, board committee members will also be paid $100 per committee meeting attended. Members of board committees may attend committee meetings in person or by video conference. Any member of any board or committee may attend meetings by telephone, but payment will be made for only one board meeting and one committee meeting in any given year where attendance is by telephone.

     Retainer Fees for Summit Board Members

          Summit board members will be paid as follows:

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•	$1,000 per board meeting attended;

•	$150 per committee meeting attended (other than Audit Committee and Compensation and Nominating Committee);

•	$750 per Audit Committee meeting attended;

•	$750 per Compensation and Nominating Committee attended.

          Members of the board of directors of Summit may attend board meetings or committee meetings in person or by video conference. Any member of any board or committee may attend meetings by telephone, but payment will be made for only one (1) board meeting and one (1) committee meeting in any given year where attendance is by telephone. Notwithstanding the foregoing, members of the Audit Committee may not attend meetings by telephone. In addition, Audit Committee members shall receive no other remuneration other than the retainer fees and fees per meeting set forth herein for serving on the Audit Committee.

          A copy of the Board Attendance and Compensation Policy is attached to this Current Report on 8-K as Exhibit 10.3 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Policy is not intended to be complete and is qualified in its entirety by the complete text of the Policy.

Section 9 — Financial Statements and Exhibits

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement dated as of March 4, 2005, between Summit Financial Group, Inc. and H. Charles Maddy, III, Chief Executive Officer

10.2	Change in Control Agreement dated as of March 4, 2005, between Summit Financial Group, Inc. and H. Charles Maddy, III, Chief Executive Officer.

10.3	Board Attendance and Compensation Policy
        .

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SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: March 10, 2005	By:	/s/ Julie R. Cook

Julie R. Cook Vice President &
Chief Accounting Officer

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